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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-111161 of Liberte Investors Inc. on Form S-1 of our report dated September 24, 2003 (February 12, 2004 as to Note 18) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to USAuto Holdings, Inc. changing its method of accounting for goodwill and other intangible assets, and relating to the restated segment disclosure discussed in Note 18) on the consolidated financial statements of USAuto Holdings, Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in the Joint Proxy Statement/Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.



/s/ Deloitte & Touche LLP

Nashville, Tennessee
February 12, 2004